SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                     _________________________

                             FORM 8-K

                          CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

                     _________________________


                           MAY 12, 1997
         Date of Report (date of earliest event reported)


                    WAUSAU PAPER MILLS COMPANY

      (Exact name of registrant as specified in its charter)



       WISCONSIN              0-7475                39-0690900
     State or other      (Commission File         (IRS Employer
     jurisdiction of          Number)             Identification
     incorporation or                                Number)
     organization)


                        ONE CLARK'S ISLAND
                           P.O. BOX 1408
                      WAUSAU, WI  54402-1408
   (Address of principal executive offices, including Zip Code)


                          (715) 845-5266
        Registrant's telephone number, including area code

 ITEM 5.  OTHER EVENTS


     On May 12, 1997, Wausau Paper Mills Company (the "Company"), through its newly created wholly owned subsidiary, Wausau Papers Otis Mill, Inc. ("Wausau Otis"), acquired substantially all of the business and assets of Otis Specialty Papers Inc. ("Rexam Otis"), a wholly owned subsidiary of Rexam Inc.

     Rexam Otis manufactured specialty technical papers at its Jay, Maine facility for applications which complemented the line of specialty technical papers produced by the Company's Rhinelander Division.
 Following the acquisition, the Company will operate the mill and continue to manufacture and distribute the papers previously manufactured by Rexam Otis. Wausau Otis will initially employ approximately 300 former employees of Rexam Otis. Marketing efforts will be made to integrate the product lines and expand the customer bases of the Company's two technical specialty paper manufacturing facilities.

     Assets acquired by Wausau Otis include a mill and office located on approximately 27 acres, two paper machines with an aggregate production capacity of 70,000 tons per year of specialty technical paper grades and the facility's complete roll finishing department consisting of two 10-roll supercalenders and two rewinders, an off-machine coater, warehousing space and related support facilities. Rexam Otis did not own or operate a pulp mill. Wausau Otis also acquired all inventories, supplies and receivables and assumed the accounts payable and other accrued expenses of the business. Of the initial employment of approximately 300, approximately 240 employees are covered under collective bargaining agreements which will expire on May 31, 2000.

     The cash consideration paid by the Company in the transaction was $58 million. The amount paid for working capital is subject to certain post-closing adjustments based on actual working capital amounts at May 12, 1997. Wausau Otis also assumed certain liabilities relating to employee benefits, a portion of which were offset by amounts paid by Rexam Inc. The assumption of such liabilities was not material to the transaction.

     The acquisition was funded through the Company's revolving credit facility maintained with Harris Trust and Savings Bank, Chicago, M&I Marshall & Ilsley Bank, Milwaukee, The First National Bank of Chicago and NationsBank, N.A., Charlotte. The credit facility was increased from $40,000,000 to $105,000,000 by amendment dated May 8, 1997. The amended credit facility contains substantially the same terms as those previously in effect.

 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          Not applicable.

     (B)  PRO FORMA FINANCIAL INFORMATION.
          Not applicable.

     (C)  EXHIBITS.

          (99) NEWS RELEASE DATED MAY 12, 1997

                            SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  WAUSAU PAPER MILLS COMPANY




 Date:  May 15, 1997              By:  STEVEN A. SCHMIDT
                                       Steven A. Schmidt
                                       Vice President Finance,
                                       Secretary and Treasurer

                          EXHIBIT INDEX
                                TO
                             FORM 8-K
                                OF
                    WAUSAU PAPER MILLS COMPANY
                        DATED MAY 12, 1997
           Pursuant to Section 102(d) of Regulation S-T
                      (17 C.F.R. <section>232.102(d))



 EXHIBIT 99 - PRESS RELEASE DATED MAY 12, 1997